Exhibit 99.1

eHealth, Inc. Announces Third Quarter 2011 Results

Third Quarter 2011 Overview

•	Revenue of $34.8 million, compared to revenue of $37.5 million for the third quarter of 2010

•	EBITDA of $2.8 million, compared to EBITDA of $7.4 million for the third quarter of 2010

•	Submitted applications for IFP products decreased 20% from the third quarter of 2010

•	GAAP operating margins of breakeven and non-GAAP operating margins of 7% for the third quarter of 2011

•	GAAP net loss of $0.2 million, or $0.01 per diluted share, and non-GAAP net income of $1.2 million, or $0.06 per diluted share, for the third quarter of 2011

•	One-time tax expenses of $0.2 million, or $(0.01) per diluted share, for the third quarter of 2011

•	Cash flow from operations of $5.4 million, compared to cash flow from operations of $5.6 million for the third quarter of 2010

MOUNTAIN VIEW, Calif.—October 25, 2011—eHealth, Inc. (NASDAQ: EHTH), the leading online source of health insurance for individuals, families and small businesses, today announced its financial results for the third quarter ended September 30, 2011.

Gary Lauer, chief executive officer of eHealth stated, “Our third quarter financial results were in-line with our expectations and reflect our investment strategy in Medicare. We see a significant Medicare opportunity in front of us and are making the strategic investments necessary to make Medicare an important business over time. We’ve been adjusting to the individual business and market changes resulting from the Affordable Care Act, and we are pleased with our overall membership growth and continued cash generation.”

Third Quarter Results

Revenue—Revenue for the third quarter of 2011 totaled $34.8 million, a 7% decrease compared to revenue of $37.5 million for the third quarter of 2010.

Submitted Applications—Submitted applications for individual and family products decreased 20% in the third quarter of 2011 to 114,800 applications, compared to 143,200 applications in the third quarter of 2010.

Membership—Estimated membership at September 30, 2011 totaled 810,400 members, a 4% increase over estimated membership of 778,800 at September 30, 2010.

Operating Income—Operating income for the third quarter of 2011 was $43,000, compared to operating income of $4.8 million for the third quarter of 2010. Operating margins were breakeven and 13% in the third quarters of 2011 and 2010, respectively. Operating income for the third quarter of 2011 reflected eHealth’s strategic investment in the Medicare business. Third quarter Medicare-related operating expenses grew by approximately $2.5 million compared to the second quarter of 2011 and by approximately $4 million compared to the third quarter of 2010. Stuart Huizinga, chief financial officer of eHealth, said, “In the third quarter of 2011 our increased investment in Medicare aligned with seasonally low Medicare revenues outside of the Medicare Annual Enrollment Period. In the fourth quarter of 2011 we expect to generate sequential and year-over-year growth in Medicare revenues, which will allow us to better absorb the increased level of operating expenses and to increase operating income.”

Non-GAAP operating income for the third quarter of 2011 was $2.3 million, compared to non-GAAP operating income of $6.8 million for the third quarter of 2010. Non-GAAP operating margins were 7% and 18% in the third quarters of 2011 and 2010, respectively. Non-GAAP operating income and margins in the third quarter of 2011 exclude $1.8 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense associated with the acquisition of PlanPrescriber, Inc. Non-GAAP operating income and margins in the third quarter of 2010 exclude $1.6 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense associated with the acquisition of PlanPrescriber, Inc.

EBITDA—EBITDA for the third quarter of 2011 was $2.8 million, a 62% decrease compared to EBITDA of $7.4 million for the third quarter of 2010.

Pre-tax Income—Pre-tax income for the third quarter of 2011 was $22,000, compared to pre-tax income of $4.8 million for the third quarter of 2010.

Net Income/Loss—Net loss for the third quarter of 2011 was $0.2 million, or $0.01 per diluted share, compared to net income of $2.6 million, or $0.11 per diluted share for the third quarter of 2010. Non-GAAP net income for the third quarter of 2011 was $1.2 million, or $0.06 per diluted share, compared to non-GAAP net income of $3.8 million, or $0.16 per diluted share for the third quarter of 2010. Non-GAAP net income and non-GAAP net income per diluted share in the third quarter of 2011 exclude $1.8 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense associated with the acquisition of PlanPrescriber, Inc., less $0.8 million for related income tax benefit. Non-GAAP net income and non-GAAP net income per diluted share in the third quarter of 2010 exclude $1.6 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense associated with the acquisition of PlanPrescriber, Inc., less $0.8 million for related income tax benefit.

Stuart Huizinga, chief financial officer of eHealth stated, “Our tax provision of $271,000 for the quarter significantly exceeded our pre-tax GAAP net income of $22,000. This was driven mainly by an increase in our estimated effective tax rate for 2011. Given that in the first half of the year we booked tax expense using the lower estimate, we recorded a one-time tax item this quarter to catch us up to the new estimated rate year-to-date. The main reason for the increase in our estimated 2011 tax rate relates to our decision to increase certain non-deductible operating expenses that we expect to incur this year including our costs related to government affairs. The one-time tax expenses had a one cent impact on earnings per share.”

Cash Flow and Cash Balance—Cash flow from operations for the third quarter of 2011 was $5.4 million, a 4% decrease compared to $5.6 million for the third quarter of 2010.

Cash and cash equivalents as of September 30, 2011 totaled $126.5 million, compared to $135.9 million as of June 30, 2011. The change in cash and cash equivalents reflects $14.2 million used to repurchase 1.1 million shares of our common stock related to our on-going stock repurchase program which went into effect during the third quarter of 2011.

Year-to-Date Results

Revenue—Revenue totaled $108.5 million for the nine months ended September 30, 2011, a 1% decrease compared to revenue of $109.7 million for the nine months ended September 30, 2010.

Operating Income—Operating income for the nine months ended September 30, 2011 was $8.9 million, a 46% decrease compared to operating income of $16.5 million for the nine months ended September 30, 2010. Operating margins were 8% and 15% in the nine-month periods ended September 30, 2011 and 2010, respectively.

EBITDA—EBITDA for the nine months ended September 30, 2011 was $17.6 million, a 26% decrease compared to EBITDA of $23.6 million for the nine months ended September 30, 2010.

Pre-tax Income—Pre-tax income for the nine months ended September 30, 2011 was $8.8 million, a 47% decrease compared to pre-tax income of $16.5 million for the nine months ended September 30, 2010.

Net Income—Net income for the nine months ended September 30, 2011 was $4.5 million, or $0.20 per diluted share, compared to net income for the nine months ended September 30, 2010 of $8.9 million, or $0.37 per diluted share.

Cash Flow—Cash flow from operations for the nine months ended September 30, 2011 was $20.0 million, a 19% increase compared to $16.9 million for the nine months ended September 30, 2010.

Cash and cash equivalents as of September 30, 2011 totaled $126.5 million, compared to $139.1 million as of September 30, 2010. The change in cash and cash equivalents reflects $35.5 million used to repurchase 2.7 million shares of our common stock related to our stock repurchase programs in effect since September 30, 2010.

2011 Guidance

eHealth is reaffirming its guidance for the full year ending December 31, 2011 based on information currently available:

•	Total revenue is expected to be in the range of $141 million to $149 million

•	Stock-based compensation expense is expected to be in the range of $7 million to $8 million

•	EBITDA* is expected to be in the range of $23 million to $28 million

•	GAAP net income per diluted share is expected to be in the range of $0.31 to $0.40 per share

*	EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, including the amortization of acquired intangible assets, interest and other (income) expense, net and provision for income taxes to GAAP net income.

Webcast and Conference Call Information

A Webcast and conference call will be held today, Tuesday, October 25, 2011 at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time. The Webcast will be available live on the Investor Relations section on eHealth’s website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing 866-700-6979 for domestic callers and 617-213-8836 for international callers. The participant passcode is 25830541. A telephone replay will be available two hours following the conclusion of the call for a period of 30 days and can be accessed by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers. The call ID for the replay is 92492872. The live and archived webcast of the call will also be available on eHealth’s website at http://www.ehealthinsurance.com under the Investor Relations section.

About eHealth, Inc.

eHealth, Inc. (NASDAQ:EHTH) is the parent company of eHealthInsurance, the nation’s leading online source of health insurance for individuals, families and small businesses. Through the company’s website, http://www.eHealthInsurance.com, consumers can get quotes from leading health insurance carriers, compare plans side by side, and apply for and purchase health insurance. eHealthInsurance offers thousands of individual, family and small business health plans underwritten by more than 180 of the nation’s leading health insurance companies. eHealthInsurance is licensed to sell health insurance in all 50 states and the District of Columbia, making it the ideal model of a successful, high-functioning health insurance exchange. Through the company’s eHealth Technology solution (www.eHealthTechnology.com), eHealth is also a leading provider of health insurance exchange technology. eHealth Technology’s exchange platform provides a suite of hosted e-commerce solutions that enable health plan providers, resellers and government entities to market and distribute products online. eHealth, Inc. also provides powerful online and pharmacy-based tools to help seniors navigate Medicare health insurance options, choose the right plan and enroll in select plans online through its wholly-owned subsidiary, PlanPrescriber.com (www.PlanPrescriber.com) and through its Medicare website www.eHealthMedicare.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding anticipated opportunities and expected performance of our Medicare business in the fourth quarter and guidance for total revenue, stock-based compensation expense, EBITDA, and GAAP net income per diluted share for the year ending December 31, 2011. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with the impact of healthcare reform and medical loss ratio requirements; eHealth’s ability to maintain its relationship with health insurance carriers; eHealth’s success in marketing and selling Medicare-related health insurance plans and leads for such plans; eHealth’s ability to hire, train and retain licensed health insurance agents for its Medicare business; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare related insurance products; government disapproval of our use of marketing material, including call center scripts and our websites, to sell Medicare related health insurance products; costs of acquiring new members; weak economic conditions; consumer awareness of the availability and accessibility of affordable health insurance; changes in member conversion rates; eHealth’s membership growth and retention rates; changes in products offered on eHealth’s ecommerce platform; changes in commission rates or carrier underwriting practices; maintaining and enhancing eHealth’s brand identity; system failures, capacity constraints, data loss or online commerce security risks; dependence on acceptance of the Internet as a marketplace for the purchase and sale of health insurance; dependence upon Internet search engines; reliance on marketing partners; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; competition; success in the sale of sponsorship advertising; the licensing of the use of eHealth’s technology or our performance of services pursuant to government contracts; protection of intellectual property and defense of intellectual property rights claims; legal liability, regulatory penalties and negative publicity; ability to attract and retain qualified personnel; management of business expansion and diversification; seasonality; impact of acquisitions, including risks associated with not realizing anticipated synergies and opportunities with respect to PlanPrescriber, Inc.; underperformance by PlanPrescriber, Inc.; PlanPrescriber’s maintenance of its relationships with its pharmacy and other partners that serve as a source of Medicare related leads; government approval of marketing material, including websites relating to PlanPrescriber partner Medicare product lead referrals; maintenance of proper and effective internal controls; impact of provisions for income taxes; changes in laws and regulations, including with respect to the marketing and sale of Medicare plans; compliance with insurance and other laws and regulations; exposure to security risks; and the performance, reliability and availability of eHealth’s ecommerce platform and underlying network infrastructure. Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Non-GAAP Financial Information

This press release includes financial measures that are not in accordance with generally accepted accounting principles in the United States (“GAAP”). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with certain non-GAAP financial measures, including non-GAAP operating income; non-GAAP operating margins; earnings before interest, taxes, depreciation and amortization (“EBITDA”); non-GAAP net income and non-GAAP net income per diluted share.

•	Non-GAAP operating income for the three months ended September 30, 2010 and 2011 consists of GAAP operating income excluding the following items:

•	the effects of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with FASB ASC Topic 718 and

•	acquired intangible asset amortization expense.

•	Non-GAAP operating margins are calculated by dividing non-GAAP operating income by GAAP total revenue.

•

EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, including the amortization of acquired intangible assets, interest and other (income) expense, net and provision for income taxes to GAAP net income (loss).

•	Non-GAAP net income for the three months ended September 30, 2010 and 2011 consists of GAAP net income (loss) excluding the following items:

•	stock-based compensation expense recorded during the quarter,

•	acquired intangible asset amortization expense and

•	the related income tax benefit of these excluded items.

•	Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by GAAP weighted average diluted shares outstanding.

eHealth believes that the presentation of these non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with the Company’s past financial reports. Management also believes that the exclusion of the items described above provides an additional measure of the Company’s operating results and facilitates comparisons of the Company’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate the Company’s ongoing operations. Externally, the Company believes that these non-GAAP financial measures are useful to investors in their assessment of the Company’s operating performance.

Non-GAAP operating income, non-GAAP operating margins, EBITDA, non-GAAP net income and non-GAAP net income per diluted share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the revenue and costs associated with the operations of the Company’s business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. The Company expects to continue to incur the stock-based compensation costs and purchased intangible asset amortization costs described above, and exclusion of these costs, and their related income tax benefits, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. The Company compensates for these limitations by prominently disclosing GAAP operating income, GAAP operating margins, GAAP net income (loss) and GAAP net income (loss) per diluted share and providing investors with reconciliations from the Company’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

Investor Relations Contact:

Kate Sidorovich

Director, Investor Relations

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3111

kate.sidorovich@ehealth.com

http://ir.ehealthinsurance.com

Media Contact:

Brian Mast

Vice President, Communications

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3149

brian.mast@ehealth.com

http://www.ehealthinsurance.com

(Tables to Follow)

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EHEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	December 31, 2010	September 30, 2011
Assets	(1)
Current assets:
Cash and cash equivalents	$128,074	$126,501
Accounts receivable	10,810	3,877
Deferred income taxes	5,347	4,471
Prepaid expenses and other current assets	4,361	3,311

Total current assets	148,592	138,160
Property and equipment, net	4,528	4,713
Deferred income taxes	3,119	3,306
Other assets	3,248	5,695
Acquired intangible assets, net	12,262	10,981
Goodwill	14,096	14,096

Total assets	$185,845	$176,951

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,573	$1,920
Accrued compensation and benefits	7,523	7,993
Accrued marketing expenses	3,644	4,335
Deferred revenue	2,785	1,153
Other current liabilities	2,672	1,206

Total current liabilities	20,197	16,607
Other non-current liabilities	3,451	3,748
Stockholders’ equity:
Common stock	26	26
Additional paid-in capital	203,231	211,223
Treasury stock, at cost	(56,202)	(74,235)
Retained earnings	14,937	19,401
Accumulated other comprehensive income	205	181

Total stockholders’ equity	162,197	156,596

Total liabilities and stockholders’ equity	$185,845	$176,951

(1)	The condensed consolidated balance sheet at December 31, 2010 has been derived from the audited consolidated financial statements at that date.

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2011	2010	2011
Revenue:
Commission	$32,040	$28,206	$95,685	$89,045
Other	5,411	6,581	14,011	19,483

Total revenue	37,451	34,787	109,696	108,528
Operating costs and expenses:
Cost of revenue	900	1,781	2,759	6,987
Marketing and advertising (1)	16,094	13,826	44,795	38,403
Customer care and enrollment (1)	4,691	6,245	12,539	16,265
Technology and content (1)	4,619	5,548	14,199	16,433
General and administrative (1)	5,879	6,917	18,200	20,299
Amortization of acquired intangible assets	426	427	711	1,281

Total operating costs and expenses	32,609	34,744	93,203	99,668

Income from operations	4,842	43	16,493	8,860
Interest and other income (expense), net	(3)	(21)	13	(61)

Income before provision for income taxes	4,839	22	16,506	8,799
Provision for income taxes	2,241	271	7,634	4,335

Net income (loss)	$2,598	$(249)	$8,872	$4,464

Net income (loss) per share:
Basic	$0.11	$(0.01)	$0.38	$0.21
Diluted	$0.11	$(0.01)	$0.37	$0.20
Weighted-average number of shares used in per share amounts:
Basic	23,437	21,054	23,474	21,264
Diluted	24,079	21,054	24,227	21,974
(1) Includes stock-based compensation expense as follows:
Marketing and advertising	$199	$252	$607	$774
Customer care and enrollment	101	83	282	264
Technology and content	383	411	1,239	1,336
General and administrative	885	1,078	2,689	3,248

Total	$1,568	$1,824	$4,817	$5,622

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2011	2010	2011
Operating activities
Net income (loss)	$2,598	$(249)	$8,872	$4,464
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income taxes	1,874	32	6,810	3,696
Depreciation and amortization	537	533	1,580	1,799
Amortization of acquired intangible assets	426	427	711	1,281
Amortization and accretion on marketable securities, net	—	—	50	—
Stock-based compensation expense	1,568	1,824	4,817	5,622
Excess tax benefits from stock-based compensation	(2,123)	(181)	(7,360)	(2,734)
Deferred rent	(7)	27	(5)	7
Loss on disposal of property and equipment	3	35	9	38
Changes in operating assets and liabilities:
Accounts receivable	(655)	1,121	(554)	7,698
Prepaid expenses and other current assets	(2,532)	351	(1,845)	1,876
Other assets	(66)	(154)	25	(128)
Accounts payable	2,862	(485)	2,863	(1,654)
Accrued compensation and benefits	909	1,134	1,585	455
Accrued marketing expenses	107	921	365	691
Deferred revenue	67	497	90	(1,632)
Other current liabilities	43	(420)	(1,145)	(1,475)

Net cash provided by operating activities	5,611	5,413	16,868	20,004

Investing activities
Purchases of property and equipment	(1,139)	(693)	(2,483)	(1,932)
Acquisition of PlanPrescriber, net of cash acquired	—	—	(27,203)	—
Purchase of other assets	—	(137)	—	(3,906)
Maturities of marketable securities	—	—	22,100	—

Net cash used in investing activities	(1,139)	(830)	(7,586)	(5,838)

Financing activities
Proceeds from exercise of common stock options	4	112	468	184
Cash used to net-share settle equity awards	(18)	(4)	(575)	(548)
Excess tax benefits from stock-based compensation	2,123	181	7,360	2,734
Repurchases of common stock	(8,724)	(14,237)	(8,724)	(18,033)
Principal payments in connection with capital lease	(12)	(16)	(33)	(46)

Net cash provided by (used in) financing activities	6,627	(13,964)	(1,504)	(15,709)

Effect of exchange rate changes on cash and cash equivalents	(10)	(11)	(4)	(30)

Net increase (decrease) in cash and cash equivalents	(2,165)	(9,392)	7,774	(1,573)
Cash and cash equivalents at beginning of period	141,278	135,893	131,339	128,074

Cash and cash equivalents at end of period	$139,113	$126,501	$139,113	$126,501

EHEALTH, INC.

SUMMARY OF SELECTED METRICS

(Unaudited)

	Three Months Ended September 30, 2010	Three Months Ended September 30, 2011
Key Metrics:
Operating cash flows (1)	$5,611,000	$5,413,000
IFP submitted applications (2)	143,200	114,800
IFP approved members (3)	117,300	95,400
Total approved members (4)	152,800	140,300
Commission revenue (5)	$32,040,000	$28,206,000
Commission revenue per estimated member for the period (6)	$41.78	$34.94
Total revenue (7)	$37,451,000	$34,787,000
Total revenue per estimated member for the period (8)	$48.84	$43.09

	As of September 30, 2010	As of September 30, 2011
IFP estimated membership (9)	679,500	683,400
Total estimated membership (10)	778,800	810,400

	Three Months Ended September 30, 2010	Three Months Ended September 30, 2011
Marketing and advertising expenses (11)	$16,094,000	$13,826,000
Marketing and advertising expenses as a percentage of total revenue (12)	43%	40%
Other Metrics:
Source of IFP submitted applications (as a percentage of total IFP applications for the period):
Direct (13)	43%	44%
Marketing partners (14)	30%	33%
Online advertising (15)	27%	23%

Total	100%	100%

Notes:

(1)	Net cash provided by operating activities for the period from the condensed consolidated statements of cash flows.
(2)	IFP applications submitted on eHealth’s website during the period. Applications are counted as submitted when the applicant completes the application, provides a method for payment and clicks the submit button on our website and submits the application to us. The applicant generally has additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information and providing an electronic signature. In addition, an applicant may submit more than one application. We include applications for IFP products for which we receive commissions as well as other forms of payment. We define our “IFP” offerings as major medical individual and family health insurance plans, which does not include small business, short-term major medical, stand-alone dental, life, student or Medicare-related health insurance plans.
(3)	New IFP members reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.
(4)	New members for all products reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.
(5)	Commission revenue (from all sources) recognized during the period from the condensed consolidated statements of income (loss).
(6)	Calculated as commission revenue recognized during the period (see note (5) above) divided by average estimated membership for the period (calculated as beginning and ending estimated membership for all products for the period, divided by two). See our Form 10-K for the year ended December 31, 2010 - Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.
(7)	Total revenue (from all sources) recognized during the period from the condensed consolidated statements of income (loss).
(8)

Calculated as total revenue recognized during the period (see note (7) above) divided by average estimated membership for the period (calculated as beginning and ending estimated membership for all products for the period, divided by two). See our Form 10-K for the year ended December 31, 2010 - Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.
(9)	Estimated number of members active on IFP insurance policies as of the date indicated. See our Form 10-K for the year ended December 31, 2010 - Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.
(10)	Estimated number of members active on all insurance policies as of the date indicated. See our Form 10-K for the year ended December 31, 2010 - Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.
(11)	Marketing and advertising expenses for the period from the condensed consolidated statements of income (loss).
(12)	Calculated as marketing and advertising expenses for the period (see note (11) above) divided by total revenue for the period (see note (7) above).
(13)	Percentage of IFP submitted applications from applicants who came directly to the eHealth website through algorithmic search engine results or otherwise. See note (2) above for further information as to what constitutes a submitted application.
(14)	Percentage of IFP submitted applications from applicants sourced through eHealth’s network of marketing partners. See note (2) above for further information as to what constitutes a submitted application.
(15)	Percentage of IFP submitted applications from applicants sourced through paid search and other online advertising activities. See note (2) above for further information as to what constitutes a submitted application.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2011

(In thousands, except per share amounts, unaudited)

Statement of Income (Loss) Reconciliation

	Three Months Ended September 30, 2011
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission	$28,206	81%	$—	$28,206	81%
Other	6,581	19	—	6,581	19

Total revenue	34,787	100	—	34,787	100
Operating costs and expenses:
Cost of revenue	1,781	5	—	1,781	5
Marketing and advertising (1)	13,826	40	(252)	13,574	39
Customer care and enrollment (1)	6,245	18	(83)	6,162	18
Technology and content (1)	5,548	16	(411)	5,137	15
General and administrative (1)	6,917	20	(1,078)	5,839	17
Amortization of acquired intangible assets (2)	427	1	(427)	—	—

Total operating costs and expenses	34,744	100	(2,251)	32,493	93

Income from operations	43	0	2,251	2,294	7
Interest and other income (expense), net	(21)	(0)	—	(21)	(0)

Income before provision for income taxes	22	0	2,251	2,273	7
Provision for income taxes (3)	271	1	781	1,052	3

Net income (loss) (4)	$(249)	(1)%	$1,470	$1,221	4%

Net income (loss) per share: (4)
Basic	$(0.01)		$0.07	$0.06
Diluted	$(0.01)		$0.07	$0.06
Weighted-average number of shares used in per share amounts:
Basic	21,054		21,054	21,054
Diluted	21,054		21,789	21,789

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP results exclude amortization expense related to acquired intangible assets.
(3)	Non-GAAP provision for income taxes excludes estimated income tax benefit of $0.8 million related to stock-based compensation expense listed in note (1) above and amortization of acquired intangible assets listed in note (3) above.
(4)	Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above and amortization of acquired intangible assets listed in note (2) above, less the estimated income tax benefit listed in note (3) above.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2010

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended September 30, 2010
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission	$32,040	86%	$—	$32,040	86%
Other	5,411	14	—	5,411	14

Total revenue	37,451	100	—	37,451	100
Operating costs and expenses:
Cost of revenue	900	2	—	900	2
Marketing and advertising (1)	16,094	43	(199)	15,895	42
Customer care and enrollment (1)	4,691	13	(101)	4,590	12
Technology and content (1)	4,619	12	(383)	4,236	11
General and administrative (1)	5,879	16	(885)	4,994	13
Amortization of acquired intangible assets (2)	426	1	(426)	—	—

Total operating costs and expenses	32,609	87	(1,994)	30,615	82

Income from operations	4,842	13	1,994	6,836	18
Interest and other income, net	(3)	(0)	—	(3)	(0)

Income before provision for income taxes	4,839	13	1,994	6,833	18
Provision for income taxes (3)	2,241	6	757	2,998	8

Net income (4)	$2,598	7%	$1,237	$3,835	10%

Net income per share: (4)
Basic	$0.11		$0.05	$0.16
Diluted	$0.11		$0.05	$0.16
Weighted-average number of shares used in per share amounts:
Basic	23,437		23,437	23,437
Diluted	24,079		24,079	24,079

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP results exclude amortization expense related to acquired intangible assets.
(3)	Non-GAAP provision for income taxes excludes estimated income tax benefit of $0.8 million related to stock-based compensation expense listed in note (1) above and amortization of acquired intangible assets listed in note (3) above.
(4)	Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above and amortization of acquired intangible assets listed in note (2) above, less the estimated income tax benefit listed in note (3) above.

EHEALTH, INC.

GAAP NET INCOME TO NON-GAAP EBITDA RECONCILIATION

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2011

(In thousands, unaudited)

EBITDA Reconciliation

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2011	2010	2011
Net income (loss)	$2,598	$(249)	$8,872	$4,464
Stock-based compensation expense (1)	1,568	1,824	4,817	5,622
Depreciation and amortization (2)	537	533	1,580	1,799
Amortization of acquired intangible assets (2)	426	427	711	1,281
Interest and other (income) expense, net (3)	3	21	(13)	61
Provision for income taxes (4)	2,241	271	7,634	4,335

EBITDA	$7,373	$2,827	$23,601	$17,562

Explanation of adjustments

(1)	Non-GAAP EBITDA excludes the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP EBITDA excludes the effect of depreciation and amortization expense, including amortization of acquired intangible assets from the acquisition of PlanPrescriber, Inc. in April 2010.
(3)	Non-GAAP EBITDA excludes the net effect of interest income and other income and expenses.
(4)	Non-GAAP EBITDA excludes the effect of income tax expense.